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                                                                    EXHIBIT 3.21

                          CERTIFICATE OF INCORPORATION

                                       of

                       VULCAN ASPHALT REFINING CORPORATION

      FIRST: The name of the corporation (the "Corporation") is Vulcan Asphalt Refining Corporation.

      SECOND: The registered office of the Corporation in the State of Delaware is to be located at 229 South State Street, in the City of Dover, County of Kent, and the name of its registered agent at such address is United States Corporation Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of the par value of one dollar ($1.00) each, to be designated common stock.

      FIFTH: The name and mailing address of the incorporator are as follows:

      Name                         Mailing Address
  Barbara E. Greer                 Room 3500
                                   30 Rockefeller Plaza
                                   New York, New York 10112

      SIXTH: The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.
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The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until the election and qualification of such person's successor are as follows:

      Name                    Mailing Address
      John A. Catsimatidis    823 11th Avenue
                              New York, New York  10019

      J. Nelson Happy         15 Bradley Street
                              P.O. Box 780
                              Warren, Pennsylvania  16365

      SEVENTH: Election of directors need not be by written ballot except to the extent provided in the Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, and consistently with such laws, the Board of Directors is expressly authorized:

            (a) To make, alter, amend or repeal the Bylaws of the Corporation, subject to the power of the holders of stock having voting power thereon to alter, amend or repeal the Bylaws made by the Board of Directors;

            (b) To authorize and cause to be executed mortgages and liens, without limit as to amount, on the real and personal property of the Corporation;

            (c) To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders; and

            (d) To authorize the sale, lease or exchange of less than substantially all of the properties and assets of the Corporation for such consideration and on such terms and conditions as the Board
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      of Directors may determine and without any vote or consent of stockholders.

The Corporation may in its Bylaws confer powers upon its directors in addition to the foregoing and in addition to the powers and authority expressly conferred upon them by the laws of the State of Delaware.

      EIGHTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly forbidden by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      NINTH: (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans,
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whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corpora-
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tion the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) If a claim under paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corpora-
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tion) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation (as it may be amended), the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee
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or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

      TENTH: The directors in their discretion may submit any contract or other transaction or act for approval or ratification by the stockholders by written consent or at any meeting of the stockholders, and any contract or other transaction or act that shall be approved or be ratified by the written consents of the holders of a majority of the outstanding stock of the Corporation entitled to vote with respect to such approval or ratification or by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all of the stockholders of the Corporation, as though it had been approved or ratified by every stockholder of the Corporation.

      ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application
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in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred
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herein on stockholders, directors and officers are subject to this reserved power.

      THE UNDERSIGNED INCORPORATOR hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated therein are true.

                                          /s/ Barbara E. Greer
                                          -----------------------------------
                                          BARBARA E. GREER
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STATE OF NEW YORK       )
                        :  ss. :
COUNTY OF NEW YORK      )


      BE IT REMEMBERED that on this 22nd day of June, 1987, personally came before me, a Notary Public in and for the County and State aforesaid, Barbara E. Greer, the person who executed the foregoing certificate of incorporation, known to me personally to be such person, and acknowledged that said certificate is her act and deed and that the facts stated therein are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                             /s/ Ya Tsung Hsu
                                             --------------------------------
                                                      Notary Public

                                             Ya Tsung Hsu
                                             Notary Public State of New York
                                             7/31/88